UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2004

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)
Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 358-8000

Item 5. Other Events and Required FD Disclosure.

On July 14, 2004, Independence Holding Company issued a press release announcing the Company Moves to the New York Stock Exchange, a copy of which is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	July 14, 2004

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY                                                                                                    CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                                                                          (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                                                                                   www.Independenceholding.com

NASDAQ - INHO

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY MOVES

TO THE NEW YORK STOCK EXCHANGE

Stamford, Connecticut, July 14, 2004. Independence Holding Company ("IHC") (NASDAQ: INHO) today announced that it will move the listing of its Common Stock from the Nasdaq Stock Market to the New York Stock Exchange on July 15, 2004. The Company's stock will trade under the symbol "IHC".

Roy T.K. Thung, Chief Executive Officer, previously commented, "We are honored to take our place among the companies listed on the world's most prestigious stock exchange. Our NYSE listing marks an important milestone for IHC. We believe that our shareholders will benefit from the greater visibility and broader investor base afforded by the NYSE."

"The NYSE is privileged to welcome Independence Holding Company to its family of listed companies," said President & co-COO Kathy Kinney. "We are thrilled with IHC's decision to transfer to the New York Stock Exchange and look forward to providing its shareholders with the increased visibility and liquidity the NYSE auction market provides."

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc. Standard Security Life sells employer medical stop-loss, long-term and short-term disability, and group life and managed health care products. Madison National Life sells group life and disability, employer medical stop-loss, credit life and disability and individual life insurance.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC''s filings with the Securities and Exchange Commission.